Exhibit 99.1

Historical Financial Statements of Avecia Biocides

Page Numbers

Annual
Report of Independent Auditors	1

Statement of Profit and Loss for the Year ended December 31, 2003	2

Balance Sheet as of December 31, 2003	3

Statements of Cash Flows for the Year ended December 31, 2003	4

Reconciliation of Net cash Flow to Movement in Net Debt	4

Statement of Total Recognized Gains and Losses	5

Reconciliation of Movements in Net Investment	5

Notes to Financial Statements	6

Interim (Unaudited)
Statement of Profit and Loss for the Three Months ended March 31, 2004 and 2003	35

Balance Sheet as of March 31, 2004 and December 31, 2003	36

Statements of Cash Flows for the Three Months ended March 31, 2004 and 2003	37

Notes to Interim Financial Statements	38

Report of independent auditors

To the Shareholders and Board of Directors of Avecia Group plc

We have audited the accompanying balance sheet of the Avecia Biocides business of Avecia Group plc (“Avecia Biocides”) as at December 31, 2003 and the profit and loss account, cash flow statement, statement of total recognized gains and losses and reconciliation of movements in net investment for the year ended December 31, 2003. These financial statements are the responsibility of Avecia Group plc’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom and in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avecia Biocides as at December 31, 2003 and the financial results and cash flows for the year ended December 31, 2003, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 24 to the financial statements.

KPMG Audit Plc	14 June 2004
Chartered Accountants Registered Auditor

Manchester, England

Biocides

Financial Statements

Profit and loss account

		For the year ended 31 December 2003
		£ million
	Note
Turnover	3	84.3

Operating costs	4	(74.8)
Other operating income	4	0.1

Operating profit	4	9.6

Profit on ordinary activities before interest and taxation		9.6

Interest payable and similar charges	7	(8.8)
Other finance costs	18	(0.5)

Profit on ordinary activities before taxation	5	0.3
Taxation on profit on ordinary activities	8	(1.3)

Loss on ordinary activities after taxation	3-8	(1.0)

Retained loss for the financial year		(1.0)

The notes on pages 6 to 33 form part of these financial statements.

Note of historical cost profits and losses

There were no material differences between reported profits and historical cost profits on ordinary activities before taxation in 2003.

Biocides

Financial Statements

Balance sheet

		At 31 December 2003
		£ million
	Note
Fixed assets
Intangible assets	9	24.5
Tangible assets	10	25.0

		49.5

Current assets
Stocks	11	13.2
Debtors	12	9.2

		22.4

Creditors: amounts falling due within one year	13	(7.4)

Net current assets		15.0

Total assets less current liabilities		64.5

Creditors: amounts falling due after more than one year	14	(99.9)
Provisions for liabilities and charges	15	(0.2)

Net liabilities excluding pension liabilities		(35.6)
Pension liabilities	18	(22.8)

Net liabilities including pension liabilities		(58.4)

Net investment		(58.4)

The notes on pages 6 to 33 form part of these financial statements.

Biocides

Financial Statements

Cash flow statement

		For the year ended 31 December 2003
	Note	£ million
Net cash inflow from operating activities	19	16.4
Returns on investments and servicing of finance	20	(7.9)
Taxation	8	(1.3)
Capital expenditure and financial investment	20	(1.2)

Cash inflow before financing		6.0

Financing	20	(6.0)

Increase/(decrease) in cash in the year		—

Reconciliation of net cash flow to movement in net debt

		For the year ended 31 December 2003
	Note	£ million
Increase/(decrease) in cash in the year		—

Cash outflow from decrease in debt and lease financing	20	6.0

Change in net debt resulting from cash flows		6.0
Non-cash items		(1.0)

Movement in net debt in the year		5.0
Net debt at the start of the year	21	(104.9)

Net debt at the end of the year	21	(99.9)

The notes on pages 6 to 33 form part of these financial statements.

Biocides

Financial Statements

Statement of total recognized gains and losses

		For the year ended 31 December 2003
	Note	£ million
Loss for the financial year		(1.0)
Net exchange differences		(1.3)
Actuarial loss relating to pensions liability	18	(5.0)

		(6.3)

Total recognized losses relating to the financial year		(7.3)

Reconciliation of movements in net investment

For the year ended 31 December 2003
£ million
Loss for the financial year	(1.0)

(1.0)
Transfers to Avecia Group	(1.2)
Other recognized losses relating to the year – exchange differences on translation of opening investment and actuarial loss relating to pension liabilities	(6.3)

Net addition to net investment	(8.5)
Opening net investment	(49.9)

Closing net investment	(58.4)

Biocides

Financial Statements

Notes to the financial statements

(forming part of the financial statements)

1 Basis of preparation

The financial statements have been prepared in accordance with generally accepted accounting standards in the United Kingdom (‘UK GAAP’), and under the historical cost accounting rules. These accounting standards differ in certain significant aspects from generally accepted accounting principles in the United States of America (‘US GAAP’) (see note 24).

Financial statements

The accompanying financial statements have been prepared in connection with the disposal of Avecia Group Plc’s (‘Avecia’) Biocides business (‘the Business’), comprising Pool & Spa and Protection & Hygiene, in order to show the financial position, results of operations, total recognized gains and losses, cash flows and reconciliation of movements in net investment of the Business. The financial statements include the balance sheet as at 31 December 2003 and the profit and loss account, cash flow statement, statement of total recognized gains and losses and reconciliation of movements in net investment for the year ended 31 December 2003. They have been prepared on a carve-out basis as if the Business had formed a discrete operation under common management for the entire period. The Business is not a separate legal entity and has not been separately financed. Management believes the assumptions underlying the financial statements are reasonable. The financial statements may not necessarily reflect the financial position, results of operations and cash flows of the Business in the future, or what its financial position, results of operations and cash flows would have been had the Business operated as a stand-alone entity during the period presented. Transfers out of the Business have been treated as reductions in net investment. All significant intercompany accounts and transactions have been eliminated.

Central costs

Certain costs and overheads incurred by Avecia amounting to £0.1m in 2003 have been attributed to the Business, such as would have been incurred if the Business had been a separate independent entity, and had otherwise managed all its operations. Where specific attribution to the Business was not possible, an appropriate allocation basis was used such as the Business sales as a percentage of Avecia’s sales. In all cases management believes the method used was reasonable. While management believes that the attribution of charges to be reasonable, the costs charged to the Business are not necessarily indicative of the costs that would have been incurred if the Business had been a stand alone entity.

Pensions

Avecia employees attributed to the Business are members of both defined benefit and defined contribution pension schemes, and are entitled to certain post-retirement benefits as members of Avecia’s relevant schemes. Pension schemes deficits, charges, and movements have been attributed to the Business based on the total deficits, charges, and movements experienced by Avecia using an allocation basis appropriate to each major scheme. In all cases management believe the allocation method used was reasonable. While management believe that the attribution of deficits and charges to be reasonable, they are not necessarily indicative of the outcome, if the Business had been a stand alone entity with its own pension and post-retirement benefit schemes.

These financial statements have accounted for pensions in accordance with FRS 17 ‘Retirement Benefits’. No restatement of balances has occurred on implementation of this standard since this represents this first set of financial statements for the Biocides business as a stand-alone entity.

Biocides

Financial Statements

Notes to the financial statements (continued)

1 Basis of preparation (continued)

Indebtedness and interest

The financial statements include interest expenses on indebtedness between Avecia and the Business as if such indebtedness had been in place for the year presented. This debt has been determined by management to be an appropriate amount to include in the financial statements as it represents an allocation to the Business of the debt incurred by Avecia on its formation in 1999. This allocation has been based on the proportion of the Business’ value in 1999 as a percentage of the total value of businesses acquired on the formation of Avecia in 1999.

The debt is split into two portions. The charge for interest on one portion of the indebtedness (£131.8m on formation) is based on the weighted average interest rate of Avecia’s external long-term borrowings taken on in 1999, calculated as 8% on outstanding indebtedness for the year. For cash flow purposes interest on such indebtedness has been treated as if it had been paid to Avecia at the end of the financial year. In addition the net amount of cash generated by the Business after paying tax and interest has been treated as if it was used to repay outstanding indebtedness at the end of the financial year.

On the other portion of the indebtedness (£3.2m on formation), the Business does not pay interest in cash, but rolls up interest at 16% per annum. No arrangement fees have been assumed to be included in the indebtedness.

The debt represented in these financial statements is not reflective of the funding structure that will be adopted by the purchaser of the Biocides business (see note 22).

Taxation

The tax charge attributed to the Business in the year has been calculated on a separate return basis based on the taxable earnings of the Business in each major taxable jurisdiction. For cash flow purposes, such tax charges have been treated as settled in the financial year where a net charge arose, and carried forward as tax losses to be utilized in future years where a tax repayable was calculated.

Net investment

As there is no equity or shareholders funds per this basis of preparation, the balance of net liabilities has been shown as a net investment, as if the Business was funded by the Avecia Group.

2 Accounting policies

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the financial statements.

Goodwill

On the acquisition of a business, fair values are attributed to the net assets acquired. Purchased goodwill, representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired, is capitalized and is amortized to nil by equal annual instalments over its estimated useful life.

Goodwill arising on the acquisition of the business from the Specialty Chemicals division of AstraZeneca plc is being amortized over 15 years being its estimated useful life.

Goodwill is reviewed for impairment whenever events or changes in circumstances indicate that the full carrying amount may not be recoverable.

Depreciation and amortization

The book value of each tangible fixed asset is written off evenly over its estimated remaining life. Reviews are made periodically of the estimated remaining lives of individual productive assets, taking account of commercial and technological obsolescence as well as normal wear and tear. Asset lives range from 10–15 years.

Biocides

Financial Statements

Notes to the financial statements (continued)

2 Accounting policies (continued)

Foreign currencies

Profit and loss accounts of overseas operations recorded in foreign currencies are translated into sterling at average rates for the relevant accounting periods. Assets and liabilities are translated at rates prevailing at the balance sheet date.

Exchange differences on foreign currency deposits are included within net interest payable. Exchange differences on transactions, except for relevant foreign currency loans, are taken to operating profit. In the financial statements exchange differences arising from the translation of the net investments of overseas subsidiaries are taken directly to reserves. Differences on relevant foreign currency loans, together with related tax, are taken to reserves via the statement of total recognized gains and losses and offset against the differences on net investments, as they are considered to be a hedge against movements on the net investments. To the extent that foreign currency loans are not considered to be a hedge, the foreign exchange difference is booked to the profit and loss account.

Impairment of long-lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such an asset to future net cash flows expected to be generated by them. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed their fair value. Assets to be disposed of are reported at the lower of their carrying amount or fair value less costs to sell.

Environmental liabilities

The Business is exposed to environmental liabilities relating to operations, principally in respect of soil and groundwater remediation costs. Provisions for these costs are made when expenditure on remedial work is probable and the cost can be estimated within a reasonable range of possible outcomes.

Leases

Assets held under finance leases are capitalized and included in tangible fixed assets at fair value. Each asset is depreciated over the shorter of the lease term or its useful life. The obligations relating to finance leases, net of finance charges in respect of future periods, are included as appropriate under creditors due within, or creditors due after, one year. The interest element of the rental obligation is allocated to accounting periods during the lease term to reflect a constant rate of interest on the remaining balance of the obligation for each accounting period. Rentals under operating leases are charged to the profit and loss account on a straight-line basis over the lease term.

Post-retirement benefits

The Business is part of the Avecia Group which operates both defined benefit and defined contribution schemes. The assets of the pension schemes are held separately from those of the Group. In the case of defined benefit schemes, assets are measured using market values. Liabilities are measured using a projected unit method and discounted at the current rate of return of a high quality corporate bond of equivalent term and currency. Costs and liabilities are assessed in accordance with the advice of independent qualified actuaries. The pension scheme surplus (to the extent that it is recoverable) or deficit is recognized in full. The movement in the scheme surplus/deficit is split between operating charges, finance items and, in the statement of total recognized gains and losses, actuarial gains and losses. In the case of defined contribution schemes, the amount charged to the profit and loss account represents the contributions payable to the scheme in the period.

Research and development and advertising expenditure

Research and development and advertising expenditure is charged to the profit and loss account in the period in which it is incurred.

Biocides

Financial Statements

Notes to the financial statements (continued)

2 Accounting policies (continued)

Stocks valuation

Stocks are stated at the lower of cost and net realizable value. The first-in, first-out or an average method of valuation is used. In determining cost, depreciation is included but selling expenses and certain overhead expenses (principally central administration costs) are excluded. Net realizable value is determined as selling price less costs of disposal.

Taxation

The charge for taxation is based on the profits for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and for accounting purposes. Deferred tax assets are recognized to the extent that, on the basis of all available evidence, it can be regarded as more likely than not that there would be suitable profits from which the future reversal of the underlying timing differences can be deducted.

Turnover and revenue recognition

Turnover excludes intra-business turnover and value added taxes. The Business generates revenue through sales of specialty chemicals in the open market, through raw material conversion.

Revenue is recognized when significant risks and rewards in respect of ownership of the products are passed to the customer.

Cash and liquid resources

Cash, for the purpose of the cash flow statement, comprises cash in hand and deposits repayable on demand, less overdrafts payable on demand.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3 Segmental information

Classes of business

Biocides is a global group of specialized chemical businesses, which develop, manufacture and market biocidal chemical products to customers in a range of industries.

The following is a brief description of each business segment:

Protection and Hygiene – manufacture of preservatives, fungicides and disinfectants for industrial and consumer products.

Pool and Spa – manufacture of chlorine-free and bromine-free sanitizers for pools and spas.

The following tables analyze certain profit and loss and net asset items by business segment. No segment allocation has been shown for interest and taxation as they have not historically been allocated to this Business. The accounting policies for each segment are consistent.

The tables below set out information for each of the industry segments and geographic areas of operation.

Biocides

Financial Statements

Notes to the financial statements (continued)

3 Segmental information (continued)

	For the year ended 31 December 2003
	Protection and Hygiene	Pool and Spa	Total
	£ million	£ million	£ million
Sales to third parties	52.6	31.7	84.3

Segment profit before interest and taxation	6.5	3.1	9.6

Net assets as at 31 December 2003	23.9	17.2	41.1

Unallocated net liabilities			(99.5)

Total net liabilities as at 31 December 2003			(58.4)

Unallocated net liabilities relate to loans due to Avecia.

	For the year ended 31 December 2003
	UK	Continental Europe	The Americas	Asia, Africa and Australasia	Total
	£ million	£ million	£ million	£ million	£ million
Turnover
Sales by destination	3.0	15.9	54.6	10.8	84.3

Sales by origin	23.3	—	53.9	7.1	84.3

Segment profit/(loss) before interest and taxation	10.4	0.4	(1.6)	0.4	9.6

Net (liabilities)/assets as at 31 December 2003	(83.4)	(0.1)	19.8	5.3	(58.4)

Biocides

Financial Statements

Notes to the financial statements (continued)

3 Segmental information (continued)

For the year ended 31 December 2003
£ million
Capital expenditure on tangible and intangible fixed assets
Protection and Hygiene	0.7
Pool and Spa	0.5

Total	1.2

For the year ended 31 December 2003
£ million
Depreciation and amortization
Protection and Hygiene	3.2
Pool and Spa	4.3

Total	7.5

As at 31 December 2003
£ million
Total assets
Protection and Hygiene	43.3
Pool and Spa	28.6

71.9

Biocides

Financial Statements

Notes to the financial statements (continued)

3 Segmental information (continued)

For the year ended 31 December 2003
Average number of employees
United Kingdom	226
Continental Europe	8
The Americas	126
Asia, Africa and Australasia	20

380

As at 31 December 2003
£ million
Tangible fixed assets
United Kingdom	20.8
Continental Europe	—
The Americas	4.1
Asia, Africa and Australasia	0.1

25.0

Biocides

Financial Statements

Notes to the financial statements (continued)

4 Operating profit

For the year ended 31 December 2003
£ million
Turnover	84.3
Operating costs
Cost of sales	40.0
Distribution costs	5.4
Research and development	5.5
Selling, general and administrative expenses	23.9

74.8

Other operating income
Other income	0.1

Operating profit	9.6

Total charge for depreciation and amortization included above	7.5

5 Profit on ordinary activities before taxation

For the year ended 31 December 2003
£ million
Profit on ordinary activities before taxation is stated after charging/(crediting):
Depreciation and other amounts written off tangible fixed assets:
Owned	3.2
Leased	0.1
Amortization of goodwill	4.2
Other operating leases	—
Exchange gains	(1.2)
Research and development expenditure	5.5

Biocides

Financial Statements

Notes to the financial statements (continued)

6	Staff numbers and costs

The average number of persons employed by the Business during the year, analyzed by business segment, was as follows:

Number of employees For the year ended 31 December 2003
Protection and Hygiene	270
Pool and Spa	110

380

The aggregate payroll costs of these persons were as follows:

For the year ended 31 December 2003
£million
Wages and salaries	16.7
Social security costs	1.4
Other pension costs	2.0

20.1

Other employment costs:
Post retirement costs	0.2

20.3

Biocides

Financial Statements

Notes to the financial statements (continued)

7	Interest payable and similar charges

For the year ended 31 December 2003
£million
On loans from Avecia Holdings Plc	8.8

8	Taxation

Analysis of charge in the year:

For the year ended 31 December 2003
£million
UK corporation tax at 30%	1.0
Overseas taxation	0.3

Total current tax	1.3

The current tax charge is assumed to be settled in the year in which the charge arose.

In calculating the tax charge it is assumed that there are no timing differences which would give rise to a deferred tax charge, nor any tax losses carried forward to be utilized against future periods taxable profits.

Biocides

Financial Statements

Notes to the financial statements (continued)

8	Taxation (continued)

Factors affecting the tax charge for the year

The tax assessed for the year is higher than the standard rate of corporation tax in the UK (30%). The differences are explained below:

For the year ended 31 December 2003
£ million
Profit on ordinary activities before taxation	0.3

Profit on ordinary activities multiplied by standard rate of corporation tax in the UK of 30%	0.1
Effects of:
Expenses not deductible for tax:
Goodwill amortisation	1.1
Higher rates on overseas earnings	0.1
Profit in inventory	(0.1)
Other	0.1

Total current tax	1.3

Biocides

Financial Statements

Notes to the financial statements (continued)

9	Intangible fixed assets

Goodwill 2003
£ million
Cost or valuation
At beginning and end of year	63.0

Amortization
At beginning of year	34.5
Charge for year	4.2
Exchange	(0.2)

At end of year	38.5

Net book value
At end of year	24.5

At beginning of year	28.5

Goodwill is being amortized evenly over the estimated useful life of 15 years, following a detailed review of the factors affecting its durability, including the estimated life span of the Business’s products and technology, the stability of the industry and the Business’s competitive position within it.

Biocides

Financial Statements

Notes to the financial statements (continued)

10 Tangible fixed assets

	As at 31 December 2003
	Land and buildings £ million	Plant and equipment £ million	Assets in course of construction £ million	Total £ million
Cost or valuation
At beginning of year	3.9	35.0	1.2	40.1
Additions	—	0.1	1.2	1.3
Disposals	(0.3)	(1.1)	—	(1.4)
Transfers	—	1.4	(1.4)	—
Transfers from Avecia Group	—	1.1	—	1.1
Translation adjustments	(0.2)	(0.6)	—	(0.8)

At end of year	3.4	35.9	1.0	40.3

Depreciation
At beginning of year	0.8	12.6	—	13.4
Charge for year	0.2	3.1	—	3.3
Disposals	(0.1)	(0.9)	—	(1.0)
Transfers from Avecia Group	—	—	—	—
Translation adjustments	—	(0.4)	—	(0.4)

At end of year	0.9	14.4	—	15.3

Net book value

At 31 December 2003	2.5	21.5	1.0	25.0

At 31 December 2002	3.1	22.4	1.2	26.7

Biocides

Financial Statements

Notes to the financial statements (continued)

10 Tangible fixed assets (continued)

The net book value of land and buildings comprises:

31 December 2003
£ million
Freehold	2.5
Long leasehold	—
Short leasehold	—

2.5

The cost of land and buildings includes £3.2 million of depreciable assets at 31 December 2003.

In respect of plant and equipment the net book value of assets held under finance leases is £0.7 million. Depreciation on these assets was £0.1 million.

Depreciation was not charged on land with a cost of £0.2 million included in land and buildings during the year ended 31 December 2003.

11 Stocks

31 December 2003
£ million
Raw materials and consumables	1.7
Work in progress	0.5
Finished goods and goods for resale	11.0

13.2

12 Debtors

31 December 2003
£ million
Trade debtors	7.9
Other debtors	0.8
Prepayments	0.5

9.2

Trade debtors include £0.1m due from other businesses within the Avecia Group.

Biocides

Financial Statements

Notes to the financial statements (continued)

13 Creditors: amounts falling due within one year

31 December 2003
£ million
Trade creditors	5.2
Taxation and social security	1.0
Other creditors	0.1
Accruals	1.1

7.4

14 Creditors: amounts falling due after more than one year

31 December 2003
£ million
Loans	99.5
Obligations under finance leases and hire purchase contracts	0.4

99.9

The loans are with Avecia and are only repaid in the event of surplus cash existing in the Business at the end of the financial year. Consequently the whole amount of the loans are disclosed as being due in more than one year.

15 Provisions for liabilities and charges

Pensions and similar obligations
2003
£million
At beginning and end of year	0.2

Biocides

Financial Statements

Notes to the financial statements (continued)

16 Contingent liabilities

Environmental

The Business has environmental liabilities at some of its current sites and is subject to contingencies pursuant to laws and regulations which in the future may require it to take action to correct the effects on the environment of the prior disposal, release or escape of chemical substances. Sites which were formerly part of the specialty chemicals business of the AstraZeneca group but which were not in operation at the date of the acquisition of the businesses in June 1999 were not transferred to the Business.

A deed of covenant entered into by the companies in the AstraZeneca group, notably Zeneca Limited (as a principal seller of the business to the group) and AstraZeneca plc (as guarantor), on the acquisition of the Biocides business, provides certain indemnities to the Business for environmental liabilities and costs arising from events or circumstances existing prior to the acquisition and historic liabilities arising on any sites previously owned by companies the business of which was acquired by the Business in the course of the acquisition transaction. The liability of companies in the AstraZeneca group to indemnify the Business is, in certain instances, subject to maximum caps of liability or subject to de minimis levels of liability or contributions by the Business.

While the outcome of some of these matters cannot be readily foreseen, the management believe that they will be disposed of without material effect on the financial position as shown in these financial statements.

Litigation and other claims

Parts of the Business are parties to legal actions and claims by third parties, regulatory and fiscal authorities. While the outcome of some of these matters cannot be readily foreseen, the directors of the Avecia Group believe that they will be disposed of without material effect on the financial position as shown in these financial statements.

Biocides

Financial Statements

Notes to the financial statements (continued)

17 Commitments

(a) There were no capital commitments of the Business at the end of 2003.

(b) Annual commitments under non-cancelable operating leases are as follows:

	31 December 2003
	Land and buildings	Other
	£ million	£ million
Operating leases which expire:
In the second to fifth years inclusive	0.5	—

The future minimum lease payments under operating and finance leases, including finance charges, were as follows:

	Operating leases	Finance leases
	31 December 2003	31 December 2003
	£ million	£ million
Due in one year or less	0.3	0.1
Due between one and two years	0.2	0.1
Due between two and three years	—	0.1
Due between three and four years	—	0.1
Due between four and five years	—	—
Due in five years or more	—	—

	0.5	0.4

There were no commitments under finance leases at the balance sheet date that were due to commence thereafter.

Biocides

Financial Statements

Notes to the financial statements (continued)

18 Pension scheme

The Business is part of the Avecia Group which participates in retirement plans covering the majority of its employees. These plans are either defined contribution, where the level of company contribution is fixed at a set level or percentage of employees pay, or defined benefit, where benefits are based on employees’ years of service and average final remunerations. In general all plans are funded through separate trustee-administered funds. The pension cost for the main defined benefit plans is established in accordance with the advice of independent qualified actuaries based on valuations undertaken on varying dates. There are material plans in the UK and, the US.

UK

An actuarial valuation was carried out as at 31 March 2003 using a market-led approach. The assets are taken at market value with the liabilities valued using financial assumptions derived from market yields on Government Fixed Interest and Index Linked gilts at the valuation date. The significant assumptions used in this valuation were UK price inflation of 2.5% pa, investment returns of 6.5% pa (pre-retirement) and 5.0% pa (post-retirement), salary increases of 3.5% pa and pension increases of 2.5% pa. The amount attributed to Biocides for the market value of the fund’s assets was £18.8m and represented 64% of the accrued liabilities at that date allowing for projected future salary increases. The next valuation will be as at March 2006.

The contribution rate currently payable by the employer is 14.5% of pensionable salaries. Employees pay varying levels of contribution in accordance with the rules and the current average is 3.6% of pensionable salaries.

US

In the US an actuarial valuation was carried out as at 1 January 2003. The significant assumptions used in this valuation were that the rate of return on investment would be 8.0% pa, the rate of salary increases would be 5.0% and pension increases 0% pa. The amount attributed to Biocides for the market value of the plans’ assets at that date was $6.9 million. The 1 January 2003 market value of the plans’ assets represented 64% of the accrued liabilities as at that date, based on salaries projected to the date of retirement or assumed earlier death or leaving service. The amount attributed to Biocides for the deficiency on this funding level basis and the basis of the actuarial value of assets that is used in the US to determine employer contributions was, $2.6 million.

During the year ended 31 December 2003, the amount attributed to Biocides for contributions funded into the plans’ trust was $0.9 million. Employer contributions are based on the minimum funding requirements of ERISA.

Major assumptions

	2003
	UK	US
Rate of general increase in salaries	3.80%	4.25%
Rate of increase to pensions in payment	2.70%	—
Discount rate for scheme liabilities	5.40%	6.25%
Inflation	2.80%	3.25%

Biocides

Financial Statements

Notes to the financial statements (continued)

18 Pension scheme (continued)

The assets in the schemes and the expected rate of return were:

	Long term rate of return expected 31 December 2003 UK % pa	Value as at 31 December 2003 UK £ million	Long term rate of return expected 31 December 2003 USA % pa	Value as at 31 December 2003 USA £ million
Equities	7.8	19.7	10.5	4.2
Bonds	4.8	2.9	7.0	2.2
Cash	4.5	0.3	—	—

Market value of assets		22.9		6.4
Present value of scheme liabilities		(35.6)		(11.9)

Deficit		(12.7)		(5.5)

Movement in deficit during the year:

	Year ended 31 December 2003
	Total £m	UK £m	USA £m	Other PRB £m
Deficit at start of year	(14.3)	(8.0)	(4.1)	(2.2)
Current service cost	(2.3)	(1.6)	(0.5)	(0.2)
Past service cost	—	—	—	—
Company contributions	2.3	1.6	0.7	—
Other financing charge	(0.5)	(0.2)	(0.1)	(0.2)
Actuarial loss	(5.7)	(4.5)	(0.4)	(0.8)
Exchange gain	0.7	—	0.4	0.3
Loss on settlement/curtailment	(3.0)	—	(1.5)	(1.5)

Deficit at end of year	(22.8)	(12.7)	(5.5)	(4.6)

Biocides

Financial Statements

Notes to the financial statements (continued)

18 Pension scheme (continued)

Analysis of the amounts charged to operating profit:

	Year ended 31 December 2003
	Total £m	UK £m	USA £m	Other PRB £m
Current service cost	(2.3)	(1.6)	(0.5)	(0.2)

Analysis of amounts included in other finance costs:

	Year ended 31 December 2003
	Total £m	UK £m	USA £m	Other PRB £m
Interest cost	(2.3)	(1.4)	(0.7)	(0.2)
Expected return on assets	1.8	1.2	0.6	—

	(0.5)	(0.2)	(0.1)	(0.2)

Analysis of the amount recognised in statement of total recognised gains and losses:

Year ended 31 December 2003

	UK		USA		Other PRB
	£m	% of scheme assets/ (liabilities)	£m	% of scheme assets/ (liabilities)	£m	% of scheme assets/ (liabilities)
Difference between actual and expected return on assets	2.3	10%	0.5	8%	—	—
Experience losses	(1.6)	(4%)	(1.3)	(11%)	(0.8)	(17%)
Effects of changes in assumptions on value of scheme liabilities	(5.2)	(15%)	0.8	7%	0.3	7%

	(4.5)	(13%)	—	0%	(0.5)	(11%)

Biocides

Financial Statements

Notes to the financial statements (continued)

18 Pension scheme (continued)

History of Experience Gains and Losses:

		2003
Difference between the expected and actual return on scheme assets	(£m)	2.8
Percentage of scheme assets		10%

Experience losses on scheme liabilities	(£m)	(3.4)
Percentage of the present value of scheme liabilities		(7%)

Changes in assumptions re value of liabilities	(£m)	(4.1)
As a percentage of scheme liabilities		(9%)

Total amount recognised in statement of total recognised gains and losses	(£m)	(5.0)
As a percentage of scheme liabilities		(11%)

Biocides

Financial Statements

Notes to the financial statements (continued)

19 Net cash inflow from operating activities

For the year ended 31 December 2003
£ million
Operating profit	9.6
Non cash items	0.7
Depreciation and amortization	7.5
Decrease in stocks	1.0
Increase in debtors	(0.2)
Decrease in creditors	(2.2)

Net cash inflow from operating activities	16.4

Biocides

Financial Statements

Notes to the financial statements (continued)

20 Analysis of cash flows

	For the year ended 31 December 2003
	£ million	£ million
Returns on investment and servicing of finance
Interest paid	(7.9)
Interest element of finance lease rental payments	—

		(7.9)

Capital expenditure and financial investment
Purchase of tangible fixed assets	(1.3)
Sale of tangible fixed assets	0.1

		(1.2)

Financing
Loans repaid to related parties	(5.9)
Capital element of finance lease rental payments	(0.1)

		(6.0)

21 Analysis of net debt

For the year ended 31 December 2003

	At beginning of year	Cash flow	Other non cash changes	At end of year
	£ million	£ million	£ million	£ million
Debt due after one year	104.4	(5.9)	1.0	99.5
Finance leases	0.5	(0.1)	—	0.4

Total	104.9	(6.0)	1.0	99.9

Biocides

Financial Statements

Notes to the financial statements (continued)

22 Post balance sheet events

In March 2004, Avecia signed a definitive agreement to sell its Biocides business to Arch Chemicals, Inc. (‘Arch’) for approximately US$215 million. The disposal was completed on 2 April 2004. Dedicated manufacturing assets at Huddersfield, Grangemouth and Seals Sands in the UK, and Mount Pleasant in the USA, transferred to Arch as part of the sale. Arch also acquired a technical service laboratory and commercial offices in various locations. Approximately 290 employees worldwide have been transferred to Arch.

23 Related party disclosures

The Business sells some product to other businesses within the Avecia Group. These sales amounted to £0.5 million in 2003. At 31 December 2003 debtors relating to this Business amounted to £0.1 million. Under the basis of preparation of these financial statements, the Business has been treated as a stand-alone operation with the Avecia Group with its own resource, assets, and liabilities. Consequently there are no purchases or related inter-company balances with Avecia relating to the purchase or conversion of raw materials or for services provided.

The financial statements include interest expenses on indebtedness between the Avecia Group and the Business as if such indebtedness had been in place for the year presented. This debt has been determined by management to be an appropriate amount to include in the financial statements as it represents an allocation to the Business of the debt incurred by the Avecia Group on its formation in 1999. At 31 December 2003 the amount deemed to be outstanding under this indebtedness amounted to £99.5 million. The interest deemed to have been charged amounted to £8.8 million in 2003.

24 Difference between UK and US accounting principles

These financial statements are prepared in accordance with UK GAAP. Significant differences between UK GAAP and US GAAP, which affect the net income and net assets of the Business, are set out below.

Capitalization of interest

There is no mandatory accounting standard in the United Kingdom regarding the capitalization of interest and, accordingly, the Business does not capitalize interest as part of the cost of fixed assets in financial statements prepared under UK GAAP. US GAAP requires interest incurred and associated with the cost of constructing fixed assets to be capitalized and amortized over the life of the asset.

Pension Expense

There are various differences between UK GAAP and US GAAP in accounting for pension costs:

•	US GAAP requires that plan assets are valued by reference to their fair market values, whereas UK GAAP permits an alternative measurement of assets which, in the case of the main United Kingdom retirement plan, is on the basis of the discounted present value of expected future income;

•	US GAAP requires measurement of plan assets and obligations to be made as at the date of the financial statements or a date not more than three months prior to that date. Under UK GAAP, calculations may be based on the results of the latest actuarial valuation;

•	US GAAP mandates a particular actuarial method—the projected unit credit method—and requires that each significant assumption necessary to determine annual pension cost reflects best estimates solely with regard to that individual assumption. UK GAAP does not mandate a particular method, but requires that the method and assumptions taken as a whole be compatible and lead to the actuary’s best estimate of the cost of providing the benefits promised;

Biocides

Financial Statements

Notes to the financial statements (continued)

24 Difference between UK and US accounting principles (continued)

Pension Expense (continued)

•	under US GAAP, a negative pension cost may arise where a significant unrecognized net asset or gain exists at the time of implementation. This is required to be amortized on a straight-line basis over the average remaining service period of employees. In accordance with UK GAAP, Avecia policy is not to recognize pension credits in its financial statements unless a refund of, or reduction in, contributions is likely;

•	under US GAAP, a minimum pension liability is recognized through other comprehensive income in certain circumstances when there is a deficit of plan assets relative to the projected benefits obligation. Under UK GAAP, there is no such requirement; and

•	under US GAAP, pension payments and liabilities accrued are included in the balance sheet within debtors, creditors or provisions as appropriate. Under UK GAAP (FRS 17), the whole net pensions assets or liability is recognized as a single item on the balance sheet.

Purchase accounting adjustments (goodwill and intangibles)

Under the requirements of UK Financial Reporting Standard 10 ‘Goodwill and intangible assets’, goodwill on acquisitions is capitalized and amortized over its estimated useful life, which is generally presumed not to exceed 20 years. UK GAAP requires that on subsequent disposal or termination of a previously acquired business, any goodwill previously taken directly to net investment is charged in the income statement against the profit and loss on disposal or termination.

Goodwill

Under US GAAP, it is required to ascribe fair values to net assets acquired, including identifiable intangibles, and for goodwill to be capitalized in the balance sheet. Goodwill is tested annually for impairment in lieu of amortization.

Restructuring Costs

Under UK GAAP provisions for restructuring costs should be made when an entity has; a present obligation as a result of a past event; when it is probable that the transfer of economic benefit will be required to settle the obligation; and a reliable estimate can be made of the amount. Under SFAS 146 costs associated with exit or disposal activities should only be recognized once a liability has been incurred.

Biocides

Financial Statements

Notes to the financial statements (continued)

24 Difference between UK and US accounting principles (continued)

Statement of cash flows: Basis of preparation

The statement of cash flow for the Business is prepared in accordance with UK Financial Reporting Standard 1 ‘FRS 1 (Revised 1996)’, whose objective and principles are similar to those set out in SFAS No 95, ‘Statement of cash flows’. The principal differences between the standards relate to classification. Under FRS 1 (Revised 1996), the Business present cash flows for (a) operating activities; (b) dividends received from joint ventures and associates; (c) returns on investments and servicing of finance; (d) tax paid; (e) capital expenditure and financial investment; (f) acquisitions and disposals; (g) dividends paid to shareholders; (h) management of liquid resources; and (i) financing. SFAS No 95 requires only three categories of cash flow activity being (a) operating; (b) investing; and (c) financing.

Cash flows from taxation, returns on investments and servicing of finance and dividends received from joint ventures and associates under FRS 1 (Revised 1996) would be included as operating activities under SFAS No 95; capital expenditure and financial investment and acquisitions and disposals would be included as investing activities; and distributions or dividends would be included as a financing activity under SFAS No 95. Under FRS 1 (Revised 1996) cash comprises cash in hand and deposits repayable on demand, less overdrafts repayable on demand; and liquid resources comprise current asset investments held as readily disposable stores of value. Under SFAS No 95 cash equivalents, comprising short-term highly liquid investments, generally with original maturities of three months or less, are grouped together with cash; short-term borrowings repayable on demand would not be included within cash and cash equivalents and movements on those borrowings would be included in financing activities.

Reporting comprehensive income

SFAS No 130—‘Reporting comprehensive income’ established requirements for the reporting and display of income and its components. The information set out in the statement of total recognized gains and losses is consistent with the requirements of SFAS No 130 as presented, based on the requirements under UK GAAP.

Biocides

Financial Statements

Notes to the financial statements (continued)

24 Difference between UK and US accounting principles (continued)

Classification differences between UK and US GAAP:

The following is a summary of the adjustments to the net loss and net liabilities which would have been required if US GAAP had been applied instead of UK GAAP.

For the year ended 31 December 2003
£ million
Net loss for the financial period under UK GAAP	(1.0)

Adjustments to conform to US GAAP
Capitalization of interest, less disposals and amortization	—
Pension expense	(0.9)
Post-retirement benefits/plan amendment	1.4
Goodwill amortization	4.2
Restructuring costs not recognized under SFAS 146	(0.2)

Net income in accordance with US GAAP	3.5

As at 31 December 2003
£ million
UK GAAP
Total net liabilities	(58.4)

Adjustments to conform to US GAAP
Capitalization, less disposals and amortization of interest	0.5
Pension liability	15.9
Post-retirement benefits/plan amendment	2.3
Additional minimum liability	(10.0)
Purchase accounting adjustments	32.8
Goodwill impairment under UK GAAP written back	(7.5)
Removal of goodwill amortization under UK GAAP	8.4
Restructuring costs not recognized under SFAS 146	—

Net liabilities in accordance with US GAAP	(16.0)

Biocides

Financial Statements

Notes to the financial statements (continued)

24 Difference between UK and US accounting principles (continued)

The following are the cash flows of the Business restated in accordance with US GAAP:

For the year ended 31 December 2003
£ million
Net cash provided by operating activities	7.2
Cash flows from investing activities	(1.2)
Cash flows from financing activities	(6.0)

Increase/(decrease) in cash and cash equivalents	—

INTERIM FINANCIAL STATEMENTS

Biocides

Financial Statements

Profit and loss account (unaudited)

	For the three months ended 31 March 2004	For the three months ended 31 March 2003
	£ million	£ million
Turnover	21.3	23.3

Operating costs	(17.6)	(18.2)
Other operating income	—	—

Operating profit	3.7	5.1

Profit on ordinary activities before interest and taxation	3.7	5.1

Interest payable and similar charges	(2.1)	(2.2)
Other finance costs	(0.1)	(0.1)

Profit on ordinary activities before taxation	1.5	2.8
Taxation on profit on ordinary activities	(0.9)	(1.3)

Profit on ordinary activities after taxation	0.6	1.5

Retained profit for the financial year	0.6	1.5

The notes on page 38 form part of these financial statements.

Biocides

Financial Statements

Balance sheet

	31 March 2004 (unaudited)	31 December 2003
	£ million	£ million
Fixed assets
Intangible assets	23.5	24.5
Tangible assets	24.3	25.0

	47.8	49.5
Current assets
Stocks	16.3	13.2
Debtors	17.2	9.2

	33.5	22.4
Creditors: amounts falling due within one year	(13.7)	(7.4)

Net current assets	19.8	15.0

Total assets less current liabilities	67.6	64.5

Creditors: amounts falling due after more than one year	(99.9)	(99.9)
Provisions for liabilities and charges	(0.2)	(0.2)

Net liabilities excluding pension liabilities	(32.5)	(35.6)
Pension liabilities	(22.8)	(22.8)

Net liabilities including pension liabilities	(55.3)	(58.4)

Net investment	(55.3)	(58.4)

The notes on page 38 form part of these financial statements.

Biocides

Financial Statements

Cash flow statement (unaudited)

	For the three months ended 31 March 2004	For the three months ended 31 March 2003
	£ million	£ million
Net cash inflow from operating activities	(2.5)	(1.8)
Returns on investments and servicing of finance	—	—
Taxation	—	—
Capital expenditure and financial investment	(0.2)	(0.1)

Cash inflow before financing	(2.7)	(1.9)
Financing	—	—

Increase/(decrease) in cash in the year	(2.7)	(1.9)

The notes on page 38 form part of these financial statements.

Biocides

Financial Statements

Notes to the interim financial statements

(forming part of the financial statements)

1 Classification differences between UK and US GAAP:

The following is a summary of the adjustments to net profit and net liabilities which would have been required if US GAAP had been applied instead of UK GAAP.

	For the three months ended 31 March 2004 (unaudited)	For the three months ended 31 March 2003 (unaudited)
	£ million	£ million
Net profit for the financial period under UK GAAP	0.6	1.5

Adjustments to conform to US GAAP
Capitalization of interest, less disposals and amortization	—	—
Pension expense	(0.2)	(0.2)
Post-retirement benefits/plan amendment	0.3	0.3
Goodwill amortization	1.1	1.1

Net income in accordance with US GAAP	1.8	2.7

	As at 31 March 2004 (unaudited)	As at 31 December 2003
	£ million	£ million
UK GAAP
Total net liabilities	(55.3)	(58.4)

Adjustments to conform to US GAAP
Capitalization, less disposals and amortization of interest	0.5	0.5
Pension liability	15.7	15.9
Post-retirement benefits/plan amendment	2.6	2.3
Additional minimum liability	(10.0)	(10.0)
Purchase accounting adjustments	32.8	32.8
Goodwill impairment under UK GAAP written back	(7.5)	(7.5)
Removal of goodwill amortization under UK GAAP	9.5	8.4

Net liabilities in accordance with US GAAP	(11.7)	(16.0)